EXHIBIT 99.01



                            CELERITY SOLUTIONS [LOGO]



                       NEWS FROM CELERITY SOLUTIONS, INC.
                              FOR IMMEDIATE RELEASE

FOR MORE INFORMATION  CONTACT --  781-329-1900
     LUDA KOPEIKINA, CEO, EXT. 224 OR EDWARD TERINO, CFO, EXT. 229

                       CELERITY SIGNS MULTI-MILLION DOLLAR
                       CONTRACT WITH DISTRIBUTION DYNAMICS
                          FOR THE IMPLEMENTATION OF ITS
                              SUPPLY CHAIN SOLUTION

Dedham, MA (October 13, 1998) -- Celerity  Solutions,  Inc.  (Celerity;  NASDAQ:
CLTY), a leading single source solution provider of supply chain and warehouse management software for the middle markets announced today a multi-million dollar agreement with Distribution Dynamics, Inc. (DDI). DDI is a leading distributor of "C" class commodity items, including fasteners and related items to original equipment manufacturers. DDI will implement Celerity's entire suite of supply chain modules throughout DDI's multi-national operations network. The solution will include Celerity's real-time Supply Chain Planner, Sales Order Management, Purchase Order Management, Warehouse Management and Inventory Control modules. Celerity's supply chain solution will address DDI's requirements of providing customized planning and delivery solutions while efficiently managing their working capital investment.

"We are enhancing our competitive advantage by implementing Celerity's global supply chain solution," commented Larry DelSanto, President and CEO of DDI. "As we share technologies and implement these systems, we will have a world class solution for this high growth


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distribution  market. We are looking to increase our customer service offerings, leverage our quality advantage, drive operational efficiencies, and improve working capital management."

DDI plans to use Celerity's leading-edge technology and depth of product functionality as a competitive advantage to service customers across their national network of distribution centers. DDI intends to develop a global supply chain infrastructure to support the consolidation of their current business operations into one platform as well as support a rapid growth plan. Celerity's solution will provide DDI with the ability to match customer demand with inventory in a real-time environment. This will assist DDI in developing an optimal plan for responding to customer demand and execute the plan through Celerity's advanced systems. By reducing their working capital, DDI will increase their utilization of resources in the supply chain through real-time communication and centralized information. This solution will support DDI's service requirements as well as set the standard for operational efficiency and effectiveness within the distribution industry.

"The DDI partnership presents a great opportunity to showcase Celerity`s planning and execution software solution helping customers accelerate the flow of inventory through the supply chain," commented Luda Kopeikina, CEO and President of Celerity Solutions, Inc. "As partners, we are somewhat alike in working towards achieving our corporate visions, to become leading players in our respective industries, through high growth and strategic acquisitions."

Distribution Dynamics, Inc. (DDI), headquartered in Walnut Creek, California, is a world class provider of "C" class commodities and other logistic solutions for original equipment manufacturers. DDI designs and implements value-added solutions tailored to meet their customers' unique production requirements. DDI's customer list includes Applied Materials, Cummins Engines, Goodman Manufacturing, Harley Davidson, Hoffman Engineering, The Toro Company, The Vendo Company, Winnebago Industries, and many others.

Celerity Solutions, Inc., provides a unique broad-based offering of supply chain and warehouse management software products for the manufacturing and distribution industries. Celerity, which means "with swiftness of movement", is focused on accelerating the movement of customers' materials and products through their supply chains, while optimizing their inventory investment and improving customer service. Celerity's software is designed to integrate planning and transaction-based systems, and to provide real-time visibility to inventory movement throughout the supply chain. Founded in 1982, Celerity has offices in Dedham, Massachusetts; Newark, New Jersey; Chicago, Illinois; Irvine, California; and St. Petersburg, Russia. Some of Celerity's customers include United Liquors Limited, Corporate Express, Nortel, Pleasant Company, Honeywell, Wesley Jessen, Champion Paper, Image Entertainment, and Methanex Methanol. Additional information is available through the Company's Web sites: www.celeritysolutions.com and www.somersetwms.com.

More detailed information about this relationship is available on Celerity's Web site. For more information about Celerity products and services contact: Melisa Silverman, Celerity Solutions, Inc., 18301 Von Karman Ave., Irvine, CA 92612, phone 949.260.0600, fax 949.260.0610, email melisa.silverman@celeritysolutions. com.


                                      ***

This press release may contain certain forward-looking statements, e.g. "expect", "projected," within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Celerity cautions readers not to place undue reliance on any forward looking statements, which speak only as to management's expectations on the date hereof. Celerity does not undertake -- and specifically declines any obligation -- to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.